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                                                                    Exhibit 3.62

                                     BY-LAWS

                                       of

                    CORAL SPRINGS CONSTRUCTION COMPANY, INC.

                                   Article I.

                            MEETING OF STOCKHOLDERS

         Sec. 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the City of Coral Springs, Florida at 9500 West Sample Road or at such other places as the Board of Directors may from time to time determine, on the l5th day of January of each year, at ten o'clock in the fore noon of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally, or by mail a written notice thereof, not less than ten nor more than forty days previous to such meeting addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.


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         Sec. 2. SPECIAL MEETINGS. Special Meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than 10 nor more than 60 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders represented not less than one-half of the capital stock of the company. The President may in his discretion call a special meeting of stockholders upon ten days notice. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.

         Sec. 3. VOTING. At all meetings of the Stockholders of record having the right to vote, each stockholder of the Corporation is entitled to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the company. Votes may be cast in person or by written authorized proxy.


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         Sect. 4. PROXY. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration.

         Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

         Sec. 5. QUORUM. The presence in person or by proxy, of the holders of a majority of the stock issued and outstanding entitled to vote shall be necessary to constitute a quorum at all meetings of the stockholders for the transaction of business, but a lesser number may adjourn to some future time by giving at least 5 days written notice to each stockholder entitled to vote who was absent from such meeting.


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Sec. 5. QUORUM.

         The number of shares of any class having voting power, the holders of which shall be present in person or represented by proxy at any meeting of the stockholders in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority of the holders of the outstanding capital stock.

         If a quorum shall not be present or represented, the stockholders entitled to a vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified.

         The number of votes or consents of the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, including amendments to the certificate of incorporation, or the given of any consent, shall be a majority of the holders of the outstanding capital stock.


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                                  Article II.
                                   DIRECTORS

         Sec. 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors composed of five members who need not be stockholders of record, and at least one of such Directors shall be a resident of the State of Florida and a citizen of the United States.

         Sec. 2. HOW ELECTED. At the annual meeting of stockholders, the five persons receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

         Sec. 3. TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

         Sec. 4. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of Florida.

         Sec. 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following


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the annual meeting of the Stockholders, and at such other times as the Board of
Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of three directors.

         Sec. 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known post office address, at least two days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

         Sec. 7. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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         Sec. 8 VACANCIES. Vacancies in the Board occuring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

         Sec. 9. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose.

         Sec. 10. WAIVER OF NOTICE. Whenever by statute, the provisions of the certificate of incorporation or these by-laws the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

         Sec. 11. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business: but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than thirty days later.


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         Sec 11. QUORUM. The number of directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be three
(3).

         The number of votes of directors that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Board of Directors shall be a majority.

         If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.


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                                  Article III.

                                   OFFICERS.

         Sec. 1. NUMBER. The Officers of this Corporation

shall be:-

                 President.                      J. P. Taravella
                 Vice-President.                 Richard J. Hunt
                 Secretary.                      R. L. Hofmann
                 Treasurer.                      John E. Flood

         Any officer may hold more than one office.

         Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected. Officers need not be members of the board.

         The board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the board.

         Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

                                   PRESIDENT

         The President shall preside at all meetings of the Board of Directors and Stockholders.

         He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Company.


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         He shall cause to be called regular and special meetings of the
Stockholders and Directors in accordance with these By-Laws.

         He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

         He shall sign and make all contracts and agreements in the name of the corporation.

         He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

         He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

         He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by Law.

                                VICE-PRESIDENT.

         During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.


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                                    SECRETARY

         The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

         He shall give and serve all notices of the corporation.

         He shall be custodian of the records and of the seal, and affix the latter when required.

         He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid, in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post-office addresses, the number of shares owned by each, the time at which each person became such owner and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by law.

         He shall sign all certificates of stock.

         He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.


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         He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    TREASURER

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

         He shall sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

         He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Company upon application at the office of the Corporation during business hours.

         He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

         He shall keep at the office of the Corporation, correct books of account of all its business and transactions and


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such other books of account as the Board of Directors may require.

         He shall do and perform all duties appertaining to the office of Treasurer.

         Sec. 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

         Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or director for the time being, provided a majority of the entire Board concur therein.


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         Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Sec. 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                   Article IV.

                              CERTIFICATES OF STOCK

         Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

         Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney,


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duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the shareholders.

         Sec. 3. LOST CERTIFICATES. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may direct at its discretion, a new certificate or certificates issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any as the Board may require.

                                   Article V.

         Sec. 1. Seal. The seal of the Corporation shall be as follows: --

"CORAL SPRINGS CONSTRUCTION COMPANY, INC., INCORPORATED 1967, STATE OF FLORIDA."


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                                  Article VI.

                               D i v i d e n d s

         Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

         Sec 2. RESERVE. The Board of Directors may set aside out of the net profits of the Corporation available for dividends such sum or sums, before payment of any dividend, as the Board in their absolute discretion think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                  Article VII.

                               BILLS, NOTES, ETC.

         Sec. 1. HOW MADE. All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the Secretary or Treasurer and countersigned


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by the President or Vice-President. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bills payable, note, check, draft or warrent or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

                                  Article VIII.

                                  AMENDMENTS.

         Sec 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Certificate of Incorporation, are present at such regular or special meeting. These By-Laws, and any amendments thereto and new By-laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.


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                                  Article IX.

                                  FISCAL YEAR

         Sec.1. The fiscal year shall begin the first day of: January in each year.

         Upon motion duly made and carried the principal office of the Corporation was fixed at: 9500 West Sample Road in the City of Coral Springs County of Broward State of Florida or at such other places as the Board of Directors may from time to time determine.



                                           Secretary
                                       J. P. Taravella

Chairman
James S. Hunt


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